PROXY

                   STOCKJUNGLE.COM MARKET LEADERS GROWTH FUND
                     STOCKJUNGLE.COM PURE PLAY INTERNET FUND
                   STOCKJUNGLE.COM COMMUNITY INTELLIGENCE FUND

                         SPECIAL MEETING OF SHAREHOLDERS

                               [__________], 2000

                             SOLICITED ON BEHALF OF
                            THE BOARD OF TRUSTEES OF
                              STOCKJUNGLE.COM TRUST


     The undersigned hereby appoints Michael Witz and ___________, and each of them, as proxies of the undersigned, each with the power to appoint his or her substitute, for the Special Meeting of Shareholders of StockJungle.com Market Leaders Growth Fund, StockJungle.com Pure Play Internet Fund, and StockJungle.com Community Intelligence Fund (each, a "Fund"), each a series of StockJungle.com Trust ("SJTRUST"), to be held on [__________], 2000 at the offices of SJTrust, 5750 Wilshire Boulevard, Suite 560, Los Angeles, California, or at any and all adjournments thereof (the "MEETING"), to vote, as designated below, all shares of the Funds held by the undersigned at the close of business on [__________], 2000.

     Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

     PLEASE RETURN A SEPARATE PROXY FOR EACH FUND IN WHICH YOU OWN SHARES.

     AN EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED BELOW UNLESS YOU HAVE SPECIFIED OTHERWISE. PLEASE COMPLETE, DATE AND RETURN THIS PROXY PROMPTLY. YOU MAY VOTE ONLY IF YOU HELD SHARES IN THE FUND AT THE CLOSE OF BUSINESS ON [__________], 2000. YOUR RETURN OF A COMPLETED PROXY AUTHORIZES THE PROXY HOLDERS TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING WITHOUT LIMITATION ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
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                   STOCKJUNGLE.COM MARKET LEADERS GROWTH FUND


1.   Approval of the reorganization of the Fund into the New Growth Fund.


     FOR [ ]                     AGAINST [ ]                    ABSTAIN [ ]


                     STOCKJUNGLE.COM PURE PLAY INTERNET FUND


1.   Approval of the reorganization of the Fund into the New Internet Fund.

     FOR [ ]                     AGAINST [ ]                    ABSTAIN [ ]


                   STOCKJUNGLE.COM COMMUNITY INTELLIGENCE FUND


1.   Approval of the reorganization of the Fund into the New Community Fund.

     FOR [ ]                     AGAINST [ ]                    ABSTAIN [ ]


Dated: __________, 2000



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